EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 1, 2003, in the Registration Statement (Form SB-2) and related Prospectus of Payment Data Systems, Inc. for the registration of 40,000,000 shares of its common stock.

Ernst  &  Young  LLP
San  Antonio,  Texas
June  16,  2004